UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 29, 2015
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
1821 S. Bascom Ave. #385 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 659-1800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.04 - Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
On June 29, 2015, Rainmaker Systems, Inc. ("the Company") received a notice of default from investors (the "Majority Investors") holding $2,225,000 of the outstanding principal amount of the Company's secured convertible promissory notes (the “Convertible Notes”) and $1,112,500 of the outstanding principal amount of the Company’s supplemental secured promissory notes (the “Supplemental Notes”). The notice of default stated that an event of default had occurred under the Convertible Notes and Supplemental Notes as a result of the Company’s failure to make a required payment on indebtedness in excess of $100,000 to Banc of America Leasing & Capital, LLC, and declared all principal and accrued interest outstanding under the Convertible Notes and Supplemental Notes held by the Majority Investors to be immediately due and payable.

The issuance of the Convertible Notes and Supplemental Notes was previously reported on the Company’s Current Report on Form 8-K filed with the Commission on July 21, 2014 and under Item 5 of Part II of the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2014. An amendment to the Convertible Notes and Supplemental Notes was previously reported on the Company's Current Report on Form 8-K filed with the Commission on January 29, 2015. As of the date hereof, the aggregate outstanding principal amount of the Convertible Notes and the Supplemental Notes together is $5,850,000. Amounts outstanding under the Convertible Notes and Supplemental Notes accrue interest at a non-default rate of 5% per annum and a default rate of 15% per annum. At June 29, 2015 accrued interest on the Convertible Notes and the Supplemental Notes was $408,282. The Convertible Notes and Supplemental Notes are secured by a first lien on substantially all of the Company’s consolidated assets.

On June 29, 2015, the Company received a notification of disposition of collateral from the collateral agent for the holders of the Convertible Notes and Supplemental Notes notifying the Company that a foreclosure sale of all or substantially all of the Company’s assets would take place on July 14, 2015. If the Majority Investors and collateral agent elect to proceed with the foreclosure sale of the Company’s assets, upon completion of such sale the Company would no longer be able to continue as a going concern and would immediately cease operations. The Majority Investors have represented to the Company that in the event of a foreclosure sale in which the Majority Investors acquire the Company’s assets, their intent would be to continue operating the ViewCentral business in a separate legal entity that continues existing contractual agreements with the Company’s ViewCentral customers.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

July 2, 2015	By: /s/ Bryant Tolles, III
Date	Name: Bryant Tolles, III
Title: Chief Financial Officer